Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-188858) on Form S-8 of Peoples Financial Corporation of our report dated June 27, 2023, relating to the financial statements and supplement schedule of Peoples Financial Corporation 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K of Peoples Financial Corporation 401(k) Profit Sharing Plan for the year ended December 31, 2023.

/s/ Wipfli LLP

Wipfli LLP

Atlanta, Georgia

June 27, 2024